UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2025

TRIBAL RIDES INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-56366	37-1758469
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

530 Technology Drive, Suite 100, Irvine, CA 92618

(Address of principal executive offices, including zip code)

949-880-0900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Name change

Pursuant to Section 78.320 of the Nevada Revised Statutes, the Board of Directors and the holders representing a majority of issued and outstanding shares of Common Stock of Tribal Rides International Corp., a Nevada corporation (the “Corporation”), approved and adopted the following resolution as of September 29, 2025.

The name of the corporation is: SUPA Consolidated Inc.

A Certificate of Amendment was filed with the Nevada Secretary of State on October 9, 2025. On October 21, 2025, the state of Nevada approved the name change. We filed an application with the Financial Industry Regulatory Authority (“FINRA”) to change our name and our ticker symbol. Until that change is made, our ticker symbol remains XNDA.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 05, 2025, SUPA Consolidated Inc., a Nevada Corporation (the "Company"), appointed following officers and directors:

Yessenia Hernandez, age 37, Chief Executive Officer and Executive Director:

Ms. Hernandez originally joined Supa Food’s executive leadership team in 2023 as Chief Marketing Officer, bringing more than ten years of experience in fast-moving consumer goods (FMCG) brand management, marketing, and product development. Her career spans leadership positions in both the United States and South America with a focus on building transformational and sustainable food systems.

At Supa Food, Ms. Hernandez led the design and implementation of the Company’s traceable-sourcing platform, an initiative providing end-to-end visibility into product origin and supply-chain practices. This program enhances transparency for consumers and verifies adherence to ethical, environmental, and fair-labor standards across Supa Food’s portfolio.

In March 2025, Ms. Hernandez founded Mater/AQUA, a California-based nonprofit organization dedicated to reducing and eliminating plastic pollution by promoting reusable alternatives and circular-economy practices within the food and beverage industry.

Ms. Hernandez earned a bachelor’s degree in political science and government (Ciencias  Políticas y Gobierno) from Universidad EAFIT in 2014.

Hunter Gaylor, Director, age 35: (1)

Mr. Gaylor is an internationally recognized executive and the founder and Managing Partner of SpencerPruitt, a multinational holding company and investment fund operating across technology, defense, aviation, hospitality, and government sectors. He brings extensive experience in structuring and executing complex corporate transactions in industries including aviation, technology, media, insurance, and commercial hospitality.

Since May 2021, Mr. Gaylor has also served in an international advisory capacity at Wall Street Capital Partners, a financial consultancy firm that has raised over $1 billion in capital and specializes in high-growth strategies, mergers, and acquisitions for global clients. In this role, he focuses on international relations and strategic development initiatives.

Mr. Gaylor is frequently featured as a contributor on media outlets such as Fox Business, Newsmax, and Bloomberg, where he offers commentary on capital markets, international policy, and corporate strategy. He has been entrusted to advise ultra-high-net-worth individuals, sovereign clients, government agencies, and VVIPs on cross-border negotiations, market entry, and investment structuring.

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As of May 2013, he holds a Bachelor of Liberal Arts in International Studies and Economics from Harvard University, and a professional certificate from the University of Oxford. Mr. Gaylor’s unique blend of public presence, geopolitical expertise, and leadership in international corporate affairs strengthens the Company’s strategic positioning and global development efforts.

(1) Mr. Gaylor is considered independent under NYSE and NASDAQ listing standards.

On November 5, 2025, Adam Clode and John McMullen resigned as the CEO and the Director of the Company, respectively. Adam Clode continues as the Director of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description of Exhibit
3.1	Certificate of Amendment to Articles of Incorporation filed with the Nevada Secretary of State effective October 09, 2025
104	Cover Page Interactive Data File (formatted in Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tribal Rides International Corp.

Date: November 5, 2025	By:	/s/ Yessenia Hernandez
Yessenia Hernandez, Chief Executive Officer

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